                           FOURTH AMENDMENT TO LEASE


     THIS FOURTH AMENDMENT TO LEASE (hereinafter referred to as the "Fourth Amendment") is made effective as of this 1st day of June, 2000, by and between PARTNERS AT BROOKSEDGE, an Ohio general partnership (hereinafter referred to as "Lessor"), and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Lessee").

                                   RECITALS

     A. Continental Acquisitions, Inc., as Lessor, and World Financial Network National Bank (U.S.) (hereinafter referred to as "WFN"), as Lessee, entered into a Lease dated July 2, 1990 for certain space located at 220 West Schrock Road, Westerville, Ohio 43081, and being part of "Brooksedge Corporate Center".

     B. The interest of Continental Acquisitions, Inc. as "Lessor" under the Lease was subsequently assigned on August 28, 1990 to Lessor.

     C. The Lease was amended by that certain First Amendment of Lease between WFN and Lessor dated September 11, 1990, that certain Second Amendment of Lease between WFN and Lessor dated November 16, 1990, and that certain Third Amendment of Lease between WFN and Lessor dated February 18, 1991.

     D. The interest of WFN as "Lessee" under the Lease was subsequently assigned on February 1, 1998 to Lessee. The Lease as amended and assigned is hereinafter collectively referred to as the "Lease").

     E. The current term of the Lease expires on January 31, 2001, and Lessee has two (2) concurrent options to renew the Lease for additional terms of five (5) years each. Lessor and Lessee have renegotiated the terms and conditions for extension of the Lease and one (1) renewal option.

                                  PROVISIONS

     1. INCORPORATION OF RECITALS. The Recitals portion of this Fourth Amendment is hereby incorporated by this reference to the same extent and as fully as though it were here rewritten in its entirety. All capitalized terms not otherwise defined herein shall have the same meaning set forth in the Lease.

     2. EXTENSION OF TERM OF LEASE; RENEWAL OPTION. Section 1.03 of the Lease ("Term") is hereby amended to provide that the term of the Lease shall be extended from its current expiration date of January 31, 2001 to an expiration date of May 31, 2006.

     Section 15.01 of the Lease ("Renewal Option") is hereby amended to delete the two (2) options to renew originally set forth therein and to provide that Lessee shall have the right to renew the term the Lease for one
(1) additional period of five (5) years beginning June 1, 2006 and ending on May 31, 2011. The Fixed Minimum Rent during the renewal term described in the immediately preceding sentence shall be as set forth in paragraph 3 of this Fourth Amendment, and accordingly, the provisions of Section 15.01(b) of the Lease shall be amended as set forth below. Except as otherwise provided herein, the renewal term shall be on the same terms and conditions as contained in the Lease.

     3. RENT. Section 1.04 and Section 2.01 of the Lease ("Fixed Minimum Rent") are hereby amended to provide that Lessee shall pay Fixed Minimum Rent during the extended term of the Lease in the following annual and monthly amounts for the periods of the extended term shown below, subject to adjustment as set forth in paragraph 4 below, and Section 15.01(b) of the Lease is hereby amended to provide that Lessee shall pay Fixed Minimum Rent during the renewal term described in paragraph 2 of this Fourth Amendment (if exercised in accordance with the Lease) in the following annual and monthly amounts for the renewal period shown below:


                                                             Monthly        Amount
          Period                         Annual Amount     Installment     per s.f.
          ------                         -------------     -----------     --------

     (a)  June 1, 2000 through and
     including December 31, 2000          $832,608.00      $69,384.00        $8.26

     (b)  January 1, 2001 through and
     including May 31, 2006               $899,136.00      $74,928.00        $8.92(1)

          Renewal (if any)
          ----------------

     (c)  June 1, 2006 through and
     including May 31, 2011               $989,856.00      $82,488.00        $9.82


     4. TENANT IMPROVEMENT ALLOWANCE. In consideration of the extension of the current term of the Lease, Lessor shall provide a tenant improvement allowance up to a maximum of Three Hundred Thousand Dollars ($300,000.00) (the actual disbursed amount of the tenant improvement allowance is hereinafter referred to as "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be used to construct alterations, additions and improvements to the leased premises (hereinafter referred to as the "Tenant Improvements"), which Tenant Improvements shall be subject to Lessor's approval as required by Section 6.10 of the Lease. The Tenant Improvement Allowance shall be paid to Lessee in a single disbursement which shall be due within thirty (30) days after Lessee has satisfied each of the following conditions precedent:

            (a) Lessee shall have furnished to Lessor copies of all invoices and other supporting documentation which indicates the actual costs incurred for the construction of the Tenant Improvements.

            (b) Lessee shall have furnished to Lessor properly executed mechanic's lien releases from all persons or entities who might be able to claim a mechanic's lien on account of the Tenant Improvements.

            (c) Lessee shall have furnished to Lessor a copy of the final certificate of occupancy, if any, for the Tenant Improvements.

     Lessor shall have no obligation to disburse funds in excess of the maximum amount of the Tenant Improvement Allowance or to make the single disbursement of the Tenant Improvement Allowance if Lessee has not satisfied the conditions precedent described above on or before December 1, 2000. Further, Lessor shall not be obligated to disburse all or any part of the Tenant Improvement

--------------------
(1)  Subject to increase under paragraph 4 below.

Allowance if an event of default has occurred under the Lease or an event has occurred, which with notice or lapse of time, or both, would constitute an event of default under the Lease.

     Commencing with the monthly installment payable on January 1, 2001 and continuing for each month thereafter through and including May 1, 2006, the Fixed Minimum Rent under Section 1.04 and Section 2.01 of the Lease as set forth in item (b) of paragraph 3 of this Fourth Amendment shall be increased by Twenty-Four Cents (24CENTS) per square foot of leased premises (100,800 square feet) per year for each One Hundred Thousand Dollars ($100,000.00) (or portion thereof) of Tenant Improvement Allowance that is disbursed by Lessor.
 For example, if the full $300,000.00 of Tenant Improvement Allowance is disbursed, Fixed Minimum Rent under item (b) of paragraph 3 above would increase by Seventy-Two Cents (72CENTS) per square foot of the leased premises, but if only $250,000 of the Tenant Improvement Allowance is disbursed, the Fixed Minimum Rent under item (b) of paragraph 3 above would increase by Sixty Cents (60CENTS) per square foot of the leased premises.

     5. RELEASE OF ORIGINAL GUARANTEE; SUBSTITUTE GUARANTEE. In consideration of the delivery of the substitute Guarantee as provided below, Lessor does hereby release and discharge The Limited , Inc. (hereinafter referred to as "Limited") from any and all liabilities and obligations which are subject to that certain Guarantee dated July 2, 1990 delivered by the Limited to Lessor (hereinafter referred to as the "Original Guarantee""). Concurrently with the execution and delivery of this Fourth Amendment, Lessee shall cause its parent corporation, Alliance Data Systems Corporation, to execute and deliver to Lessor in substitution for the Original Guarantee a Guarantee of all past and future obligations under the Lease, which Guarantee shall be in a form and content acceptable to Lessor.

     6. NO OTHER CHANGES; RATIFICATION OF LEASE. This Fourth Amendment shall only modify or amend the Lease to the extent provided herein and all other conditions, covenants and agreements in the Lease shall remain in full force and effect. Subject to the terms of this Fourth Amendment, Lessor and Lessee do hereby ratify and confirm in their entirety the conditions, covenants and agreements contained in the Lease. If there is a conflict between the provisions contained in this Fourth Amendment and the provisions of the Lease, this Fourth Amendment shall control.

     7. MISCELLANEOUS. The governing law provisions set forth in the Lease shall also be applicable to this Fourth Amendment. The captions at the beginning of the several paragraphs of this Fourth Amendment are for the convenience of the reader and shall be ignored in construing this Fourth Amendment. This Fourth Amendment may be executed in several counterparts and each of such counterparts shall be deemed to be an original hereof.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Fourth Amendment effective as of the date first set forth above.

Signed and acknowledged       PARTNERS AT BROOKSEDGE, an Ohio general
in the presence of:           partnership ("Lessor")

                              By:  Continental Properties, an Ohio general
                                   partnership, its managing general partner

/s/ Nanelle C. Buel
----------------------------
Print Name: Nannelle C. Buel
           -----------------       By: /s/ Franklin E. Kass
/s/ Thomas R. Davis                   ---------------------------------------
----------------------------          Franklin E. Kass
Print Name: Thomas R. Davis           Managing General Partner
           -----------------


Signed and acknowledged       ADS ALLIANCE DATA SYSTEMS, INC., a
in the presence of:           Delaware corporation ("Lessee")

/s/ Bruce McClary
----------------------------
Print Name: Bruce McClary
           -----------------  By: /s/ Robert P. Armiak
                                 --------------------------------------------
/s/ Oren J. Snell                Name: Robert P. Armiak, CCM
----------------------------          ---------------------------------------
Print Name: Oren Snell           Title: Vice President, Treasurer
           -----------------           --------------------------------------



STATE OF OHIO
COUNTY OF FRANKLIN

     The foregoing instrument was acknowledged before me this 24th day of July, 2000 by Franklin E. Kass, Managing General Partner of Continental Properties, an Ohio general partnership, as Managing General Partner of PARTNERS AT BROOKSEDGE, an Ohio general partnership, on behalf of the partnership.

                                   /s/ Nannette C. Buel
                                   ------------------------------------------
                                   Notary Public




STATE OF OHIO
COUNTY OF FRANKLIN

     The foregoing instrument was acknowledged before me this 20th day of July, 2000 by Robert Armiak, VP-Treasurer of ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, on behalf of the corporation.

                                   /s/ Mary Brewer
                                   ------------------------------------------
                                   Notary Public
                                   Expires 6/30/04

                          CONSENT OF ORIGINAL TENANT

     The undersigned, as the original "Lessee" under the Lease hereby approves the terms and conditions of the Fourth Amendment and agrees that its continuing liability under Section 9.02.01 of the Lease shall be subject to the terms and conditions of the Fourth Amendment.

                                   WORLD FINANCIAL NETWORK NATIONAL
                                   BANK (U.S.), a national banking association


Dated:  July 20, 2000              By: Robert P. Armiak
      ---------                        --------------------------------------
                                       Name: Robert P. Armiak, CCM
                                            ---------------------------------
                                       Title: Vice President, Treasurer
                                             --------------------------------